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                             CARDIOTHORACIC SYSTEMS, INC.

                            NONSTATUTORY STOCK OPTION PLAN


    1. PURPOSES OF THE PLAN. The purposes of this Nonstatutory Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of CardioThoracic Systems, Inc. (the "Company") and its subsidiaries and to promote the success of the Company's business.

    2. STOCK SUBJECT TO THE PLAN. The maximum aggregate number of shares under the Plan in 995,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits, recapitalizations, combinations and the like).

         If an Option should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased shares which were subject thereto shall become available for future grant under the Plan.

    3. ADMINISTRATION OF THE PLAN; POWERS OF THE BOARD . The Plan shall be administered by the Board of Directors of the Company. The Board shall have the authority to grant stock options in the form of the attached nonstatutory stock option agreement; provided, however, that the Board shall have the power to determine the vesting provisions for each individual optionee (which need not be identical).


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THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND
NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                         NONSTATUTORY STOCK OPTION AGREEMENT


    1. OPTION GRANT. CardioThoracic Systems, Inc., a California corporation (the "Company"), hereby grants to ____________________ (the "Optionee") an Option to purchase a total of _____________ shares of Common Stock (the "Shares") at _______ per share under the Company's Nonstatutory Option Plan. This Option is intended by the Company and the Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to the Optionee.

    2. EXERCISE OF OPTION. This Option shall be exercisable during its term as follows:

         (i)  RIGHT TO EXERCISE

              (a)  Subject to subsections 3(i)(b), (c) and (d) below, ________.

              (b)  This Option may not be exercised for a fraction of a Share.

              (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in subsection 2(i)(d).

              (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 10 below.

       (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

         No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax


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purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

    3. INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER.

         (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

              (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

              (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.
Optionee is acquiring these securities for investment only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

              (c) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company any other legend required under applicable state securities laws.

              (d) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii).


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         In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company: (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

       (ii) Optionee agrees, in connection with the initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting
(1) above as may be requested by the underwriters at the time of the public offering.

    4. METHOD OF PAYMENT. Payment of the purchase price shall be made by cash or check.

    5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    6. TERMINATION OF EMPLOYMENT RELATIONSHIP. In the event of termination of Optionee's employment with or services to the Company, Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

    7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's employment with or services to as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below),


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exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

    8.   DEATH OF OPTIONEE.  In the event of the death of Optionee:

         (i) during the term of this Option while employed by or providing services to the Company, this Option may be exercised, at any time within six
(6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise this Option at the date of death; or

       (ii) within thirty (30) days after the termination of Optionee's employment with or services to the Company, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

    9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

    10. TERM OF OPTION. This Option will expire on ____________ and accordingly may not be exercised after such date.

    11. TAX CONSEQUENCES. Optionee has reviewed with Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that Optionee (and not the Company) shall be


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responsible for Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT:
VESTING COMMENCEMENT DATE:


                                  CARDIOTHORACIC SYSTEMS, INC.


                                  By:_____________________________

                                  Title:__________________________








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    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.


                                  ________________________________



                                  Residence Address:

                                  ________________________________

                                  ________________________________

                                  Social Security No._____________


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